CAPITOL SERIES TRUST

Amendment to Agreement and Declaration of Trust

The undersigned, being the President and Chief Executive Officer of Capitol Series Trust (the “Trust”), hereby certifies that the following resolutions were unanimously adopted by the Board of Trustees (the “Board”) of the Trust, by unanimous written consent adopted in lieu of a meeting on December 10 and 11, 2024:

RESOLVED, that the Amended Appendix B – Fund Listing to the Trust’s Agreement of Declaration of Trust (the “Trust Instrument”), be and it hereby is, approved as presented herewith; and

FURTHER RESOLVED, that each of the officers of the Trust are authorized and directed to file the executed Amendment to the Trust Instrument with the Report of Business Trust with the Secretary of State of the State of Ohio.

This document shall have the status of an amendment to said Agreement and Declaration of Trust.

Date: December 11, 2024

/s/ Matthew J. Miller

Matthew J. Miller, President

APPENDIX B

SERIES AND CLASSES OF THE TRUST AS OF DECEMBER 10, 2024

Series Name	Classes of Shares
Canterbury Portfolio Thermostat Fund	Institutional Shares
Investor Shares

FullerThaler Behavioral Small-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Small-Cap Growth Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Mid-Cap Value Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Unconstrained Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Small-Mid Core Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Micro-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Mid-Cap Equity Fund	Institutional Shares
R6 Shares
A Shares
C Shares
Alta Quality Growth Fund	Institutional Shares
Guardian Capital Fundamental Global Equity Fund	Institutional Shares

Series Name	Classes of Shares
Guardian Capital Dividend Growth Fund	Institutional Shares

Reynders, McVeigh Core Equity Fund	Institutional Shares

Fairlead Tactical Sector ETF

Hull Tactical US ETF

Nightview Fund

Oak Harvest Long/Short Hedged Equity Fund	Institutional Shares

Sterling Capital Enhanced Core Bond ETF